EXHIBIT 10.1

SEVENTH SUPPLEMENTAL INDENTURE

This SEVENTH SUPPLEMENTAL INDENTURE, dated as of December 26, 2025 (this “Seventh Supplemental Indenture”), is entered into by and among SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio (the “Company”), PURECYCLE TECHNOLOGIES LLC, a Delaware limited liability company (the “Guarantor”), PCTO HOLDCO LLC, a Delaware limited liability company (the “Pledgor”; and together with the Company and the Guarantor, the “Company Parties”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Trustee are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued its $219,550,000 Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds” or the “Senior Bonds”), its $20,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and, together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and its $10,000,000 Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, together with the Series 2020B Bonds, the “Subordinate Bonds” and, the Series 2020C Bonds collectively with the Series 2020A Bonds and Series 2020B Bonds, the “Bonds”);

WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to, among other things, assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;

WHEREAS, the Guarantor is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor has provided a guaranty with respect to the Obligations (as defined in the Guaranty) of the Company on the terms set forth therein, in favor of the Trustee;

WHEREAS, the Pledgor is party to that certain Equity Pledge and Security Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Equity Pledge and Security Agreement”), pursuant to which the Pledgor has secured the Company’s obligations under the Financing Documents and Bond Documents by, among other things, pledging the Pledged Interests (as defined in the Equity Pledge and Security Agreement) to the Trustee on the terms set forth therein;

WHEREAS, pursuant to the terms of that certain Purchase Agreement and Consent, dated as of March 5, 2024, by and among the Company, the Guarantor, and each of the other signatories thereto, the Guarantor purchased (i) all of the Outstanding Subordinate Bonds, and (ii) $216,750,000 in aggregate principal amount of the Outstanding Senior Bonds, with the effect that only $2,800,000 of the Outstanding Senior Bonds were not held by the Guarantor, and the Guarantor comprised the Majority Holders as then defined in the Indenture;

WHEREAS, pursuant to that certain Amended and Restated Bond Purchase Agreement, dated as of May 7, 2024 (the “Amended and Restated Bond Purchase Agreement”), by and between the Guarantor and Pure Plastic LLC, a Delaware limited liability company (“Pure Plastic”), and that certain First Amendment to Amended and Restated Bond Purchase Agreement dated as of May 28, 2024 (the “First Amendment” and together with the Amended and Restated Bond Purchase Agreement, the “Pure Plastic Bond Purchase Agreement”), Pure Plastic purchased Bonds (the “Pure Plastic Purchased Bonds”) in the aggregate principal amount of $94,310,000 from the Guarantor, of which Pure Plastic Purchased Bonds, $64,310,000 in aggregate principal amount comprised Senior Bonds and $30,000,000 in aggregate principal amount comprised Subordinate Bonds;

WHEREAS, pursuant to the Fifth Supplemental Indenture, the definition of “Majority Holders” was amended to read as follows:

““Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, the Holders of seventy-five percent (75%) in aggregate principal amount of Bonds then Outstanding”; and

WHEREAS, immediately after the effectiveness of the Fifth Supplemental Indenture, the Guarantor alone no longer constituted Majority Holders; and

WHEREAS, on June 1, 2024, certain Bonds were subject to mandatory sinking fund redemption, including Series 2020A Bonds due December 1, 2025, in the amount of $2,950,000, with the result that Series 2020A Bonds due December 1, 2025 were thereafter Outstanding in the aggregate principal amount of $9,420,000, and the Senior Bonds were then Outstanding in the aggregate principal amount of $216,600,000, of which $149,490,000 were then held by the Guarantor; and

WHEREAS, the Guarantor entered into Bond Purchase Agreements, dated as of August 6, 2024 (collectively, the “August 2024 Bond Purchase Agreement”), with purchasers who were signatories thereto (the “August 2024 Purchasers”), pursuant to which the Guarantor sold Series 2020A Bonds maturing December 1, 2042 (the “Series 2020A (A3) Bonds”) in the aggregate principal amount of $22,500,000 to the August 2024 Purchasers; and

WHEREAS, after the sale of the Series 2020(A3) Bonds to the August 2024 Purchasers, Guarantor held Senior Bonds in the aggregate principal amount of $126,990,000; and

WHEREAS, on December 1, 2024, certain Bonds were subject to mandatory sinking fund redemption, including Series 2020A Bonds due December 1, 2025, in the amount of $3,045,000, with the result that Series 2020A Bonds due December 1, 2025 were thereafter Outstanding in the aggregate principal amount of $6,375,000, and the Senior Bonds were then Outstanding in the aggregate principal amount of $213,555,000, of which $123,945,000 were then held by the Guarantor; and

WHEREAS, in 2025, the Guarantor has made additional sales to Qualified Institutional Buyers and Accredited Investors of Series 2020A(A3) Bonds in the aggregate principal amount of $30,435,000; and

WHEREAS, on June 1, 2025 and December 1, 2025, certain Bonds were subject to mandatory sinking fund redemption, including Series 2020A Bonds due December 1, 2025, in the amounts of $3,140,000 and $3,235,000, respectively, with the result that the entire outstanding principal amount of Series 2020A Bonds due December 1, 2025 has been paid; and

WHEREAS, at the date hereof, Senior Bonds are Outstanding in the aggregate principal amount of $207,180,000, of which $87,035,000 are held by the Guarantor; and

WHEREAS, the Company has requested that the Trustee, at the direction of the Majority Holders, consent to amend certain provisions of the Indenture and other Financing Documents as described herein; and

WHEREAS, pursuant to such request, the Majority Holders have agreed to amend certain provisions of the Indenture and other Financing Documents, subject to the terms and conditions set forth herein, and has directed the Trustee to execute this Seventh Supplemental Indenture pursuant to that certain Direction and Indemnity, dated as of December 26, 2025 (the “Seventh Supplement Direction and Indemnity”); and

WHEREAS, at the request of the Company, by passage on May 19, 2025 of a Resolution by its Board of Directors (the “Seventh Supplement Amending Resolution”), the Issuer has approved the substantial form of the Seventh Supplemental Indenture and authorized its execution and delivery;

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to the Indenture. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof:

1.1.1.
Section 1.01 of the Indenture is hereby amended by adding the following defined term in appropriate alphabetical order:

““Seventh Supplemental Indenture” means the Seventh Supplemental Indenture, dated as of December 26, 2025, by and among the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, as amended, restated, supplemented or otherwise modified from time to time.”

1.1.2.
The definition of “Outside Completion Date” set forth in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced by the following definition in appropriate alphabetical order:

““Outside Completion Date” means December 31, 2029.”

1.1.3.
The definition of “Majority Holders” set forth in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced by the following definition in appropriate alphabetical order:

““Majority Holders” means (i) so long as any Senior Bonds are Outstanding, the Holders of not less than a majority in aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding.”

1.1.4.
Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, the lead-in paragraph of Section 10.02(a) of the Indenture shall be deleted in its entirety and replaced with the following text:

“(a) Except as provided in Section 10.01 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Bonds shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, any Supplemental Indenture or the Bonds; provided, however, that nothing contained in this Section shall permit:”

2.
Amendments to the Loan Agreement. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof:

(a) The first paragraph of Section 2.4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Company makes the following financial covenants (the “Financial Covenants”) for as long as any Bonds are outstanding: (i) a Debt Service Coverage Ratio covenant; and (ii) a Days Cash on Hand covenant. In addition, the Company will not make any distributions to its members prior to the first day of the Fiscal Year of the Company beginning January 1, 2030. Thereafter, the Company will only make distributions to its members one time per year after the delivery of Audited Financial Statements of the Guarantor, which may be consolidated with the Audited Financial Statements of PureCycle Technologies, Inc., its parent, and only so long as the provisions of Section 2.4(b)(viii) hereof are satisfied.”

(b) Section 2.4(a)(i)(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(A) For each Fiscal Year, commencing with the Fiscal Year ended December 31, 2030, the Company will produce sufficient annual Gross Revenues in order to (I) provide a Senior Debt

Service Coverage Ratio equal to the Senior Parity Coverage Requirement; and (II) meet the Overall Coverage Requirement, each calculated at the end of each Fiscal Year, based upon the Audited Financial Statements of the Guarantor.”

(c) Section 2.4(a)(i)(E) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(E) If the Company retains and the Independent Consultant confirms that the Company has substantially complied with the recommendations of the Independent Consultant, an Event of Default shall not be deemed to have occurred; provided, however, that, notwithstanding any provision in this Loan Agreement to the contrary, an Event of Default will exist if the Senior Parity Coverage Requirement ratio is less than 115% for any Fiscal Year or if the Overall Coverage Requirement ratio is less than 100% for any Fiscal Year commencing with the Fiscal Year ending December 31, 2030.”

(d) Section 2.4(a)(ii)(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(A) The Company will manage its business such that Days Cash on Hand, commencing with the period ending December 31, 2030, will not be less than 60 Days Cash on Hand for such Fiscal Year (the “Days Cash on Hand Requirement”). The Days Cash on Hand will be tested commencing December 31, 2030, and annually each December 31 thereafter based on such Fiscal Year.”

(e) Section 2.4(b)(vi)(C)(II) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(II) Year-End Financials. Within ninety (90) days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 2024, (1) the balance sheet of the Guarantor as of the end of such Fiscal Year and the related statements of income, cash flows and changes in financial position for such Fiscal Year, setting forth comparative figures for the preceding Fiscal Year, (2) commencing with the Fiscal Year ending December 31, 2030, the Days Cash on Hand and Debt Service Coverage Ratio of the Guarantor and (3) a report thereon of independent certified public accountants of recognized national standing selected by the Guarantor, shall state that such financial statements fairly present, in all material respects, the financial position of the Guarantor as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants may be provided on a consolidated basis with PureCycle Technologies, Inc.;”

(f) Section 2.4(b)(viii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(viii) Distributions. The Company shall not make any distributions on any of its membership interests, including any license fees or management fees relating to the Project (other than those amounts due to PureCycle Technologies, Inc. pursuant to the Shared Services Agreement), prior to the first day of the Fiscal Year of the Company beginning January 1, 2030. Beginning with the first day of the Fiscal Year of the Company beginning January 1, 2030, the Company shall not make distributions on any of its membership interests, including any license fees or management fees relating to the Project (other than those amounts due to PureCycle Technologies, Inc. pursuant to the Shared Services Agreement), unless all of the following are met: (A) (I) the Senior Parity Coverage Requirement, (II) the Overall Coverage Requirement and (III) the Days Cash on Hand Requirement are each satisfied with respect to the Fiscal Year prior to the date on which distributions are to be made; (B) no event has occurred and no condition exists which would constitute an Event of Default under the Bond Documents or the Project Documents or which, with the passage of time or with the giving of notice or both, would become such an Event of Default; (C) the Company has made all the required deposits, if any, to the Senior Bonds Debt Service Reserve Fund, the Subordinate Bonds Debt Service Reserve Fund, and the Repair and Replacement Fund; and (D) there shall remain, following any distribution, no less than 60 Days Cash on Hand. Notwithstanding anything to the contrary herein, contributions from any member of the Company or Affiliate of a member of the Company shall be excluded from any calculations made pursuant to this Section 2.4(b)(viii).”

3.
Amendments to the Limited Waiver and Second Supplemental Indenture. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof:

3.1.1.
Section 7(b) of the Limited Waiver and Second Supplemental Indenture shall be amended and restated as follows:

“(b) Notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Guaranty, or any other Financing Document or Bond Document, no more than one time in any three month period, the Company and the Guarantor may submit a written request in the form attached as Exhibit A-2 hereto (each, a “Liquidity Reserve Excess Funds Request”) to the Trustee requesting that the Trustee submit a Recipient Direction (as defined in the Liquidity Reserve Escrow Agreement, a “Recipient Direction”) to the Liquidity Reserve Escrow Agent pursuant to the Liquidity Reserve Escrow Agreement directing the Liquidity Reserve Escrow Agent to disburse to the Guarantor an amount comprised of investment earnings and profits relating to the Liquidity Reserve Escrow Fund for the stated period, which amount (the “Liquidity Reserve Return Amount”) shall be those funds in excess of such minimum balance required to be on deposit in the Liquidity Reserve Escrow Fund at the date of the Liquidity Reserve Excess Funds Request pursuant to the terms of the Indenture, the Loan Agreement, the Guaranty and other Financing Documents. The minimum balance then required to be on deposit in the Liquidity Reserve Escrow Fund shall be $50,000,000 (or, if only $25,000,000 is required then to be in the Liquidity Reserve Escrow Fund pursuant to the terms of the Indenture, the Loan Agreement, the Guaranty and other Financing Documents, $25,000,000) less any disbursements made during the stated period pursuant to a Recipient Direction to release amounts in the Liquidity Reserve Escrow Fund to the Guarantor or at the direction of the Guarantor in an amount proportionate to that percentage of aggregate principal amount of Bonds purchased by the Guarantor or an affiliate of the Guarantor (other than Bonds purchased from the Guarantor or an affiliate of the Guarantor) as permitted by “Attachment 1- Standing Disbursement Instructions from Recipient” attached to the Second Amendment to the Liquidity Reserve Escrow Agreement authorized by the Third Supplemental Indenture. The Liquidity Reserve Return Amount shall be calculated by the Company and the Guarantor and included by the Company and the Guarantor in each Liquidity Reserve Excess Funds Request. No later than three (3) Business Days following its receipt of a

Liquidity Reserve Excess Funds Request and solely in the event that (A) no Default or Event of Default has occurred and is continuing and (B) the required minimum cash amount as calculated in the manner stated above remains in the Liquidity Reserve Escrow Fund after giving effect to the disbursement contemplated by this Section 7(b) (and in each case subject to clause (ii) of the proviso set forth in Section 14 below), the Trustee shall execute and deliver such Recipient Direction requested pursuant to such Liquidity Reserve Excess Funds Request to the Liquidity Reserve Escrow Agent (and the Holders hereby authorize and direct the Trustee to conclusively rely on such Liquidity Reserve Excess Funds Request delivered by the Company and the Guarantor (including, without limitation, the Liquidity Reserve Return Amount set forth therein) and to execute and deliver any such Recipient Direction so requested to the Liquidity Reserve Escrow Agent pursuant to this Section 7(b) without any independent verification thereof). For the avoidance of doubt, this Section 7(b) shall apply only to the Liquidity Reserve Escrow Fund and not to any other account.”

3.1.2.
Exhibit A-2 to the Limited Waiver and Second Supplemental Indenture shall be amended and restated as set forth on Exhibit A hereto.

(c ) References to Exhibit A-2 to the Limited Waiver and Second Supplemental Indenture shall hereafter be references to Exhibit A-2 as set forth on Exhibit A to this Seventh Supplemental Indenture. It is noted that Attachment 1 to Exhibit A to the Third Supplemental Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time, sets forth the Standing Disbursement Instructions From Recipient.

4.
Amendments to the Third Supplemental Indenture. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement or any other Financing Document or Bond Document, and subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof, Section 5 of the Third Supplemental Indenture is hereby amended and restated as follows for the purpose of correcting the paragraph identifying letters:

“Section 5. Amendments to the Guaranty. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 9 hereof:

4.1.1.
Section 3.01 of the Guaranty is hereby amended by deleting clauses (iii) and (iv) from the first paragraph thereof and by deleting subsection (e) therein.
4.1.2.
Section 3.01 of the Guaranty is hereby amended by deleting all references to Section 4.11(b) and Section 4.11(c) therein.
4.1.3.
Subsections (b), (c), and (d) of Section 3.02 of the Guaranty are hereby amended and restated in their entirety to read as follows:

“(b) [Reserved].”

“(c) [Reserved].”

“(d) [Reserved].”

4.1.4.
The first sentence of subsection (a) of Section 3.10 of the Guaranty is hereby amended and restated to read in its entirety as follows:

“Not later than January 31, 2021, the Guarantor shall deposit $50,000,000 (the “Liquidity Reserve Amount”) in a segregated account of the Guarantor to be used by the Trustee to secure Guarantor’s obligations hereunder (the “Liquidity Reserve Escrow Fund”). In the event that the Company or an affiliate of the Company purchases Bonds Outstanding from time to time (other than, for the avoidance of doubt, any Bonds purchased from the Company or an affiliate thereof), a percentage of funds in the Liquidity Reserve Escrow Fund at such time that is proportionate to the aggregate principal amount of Bonds Outstanding being so purchased by the Company or an affiliate thereof may be released at such time; provided, that any such funds so released shall be applied to the payment of a portion of the purchase price of such purchased Bonds. The Liquidity Reserve Escrow Fund shall remain in existence until the conditions in Section 4.11(a) hereof have been met, whereupon the balance in the Liquidity Reserve Escrow Fund shall be returned to the Guarantor.”

4.1.5.
Section 3.10 of the Guaranty is hereby amended by deleting all references to Section 4.11(b) and Section 4.11(c) therein.
4.1.6.
Section 3.11 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Section 3.11 [Reserved].”

4.1.7.
Clause (a) of Section 4.11 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Guarantor shall be released from its Obligations under Section 3.02(a) hereof upon (A) the completion of all Obligations set forth in Section 3.01 hereof, and (B) the expiration of the twelfth month following the completion of thirty (30) consecutive days of full name plate operations of the Project.”

(h) Section 4.11 of the Guaranty is hereby amended by deleting subsections (b), (c), and (d) thereof and such subsections are amended and restated to read in their entirety as follows:

“(b) [Reserved].”

“(c) [Reserved].”

“(d) [Reserved].”

(i) Section 4.11(e) of the Guaranty is hereby amended by deleting the words “The foregoing provision notwithstanding,”.

(j) Section 4.12 of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Section 4.12 [Reserved].””

5.
Representations And Warranties Of Company Parties. In order to induce the Trustee to enter into this Seventh Supplemental Indenture, each Company Party hereby represents and warrants that:

2.1.1.
Each Company Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its state of incorporation or formation, (ii) has the corporate or limited liability company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or limited liability company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except with respect to this clause (iii) where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
2.1.2.
Each Company Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Seventh Supplemental Indenture and each of the other Financing Documents and Bond Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Seventh Supplemental Indenture and each other Financing Document and Bond Document to which a Company Party is a party has been duly executed and delivered by such Company Party, and is a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
2.1.3.
The execution, delivery, and performance of this Seventh Supplemental Indenture and each of the other Financing Documents and Bond Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any applicable law, except where any such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Company Party or under any contract to which any Company Party is a party or by which any Company Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Company Party except Permitted Liens.
2.1.4.
All of the representations and warranties of the Company Parties under this Seventh Supplemental Indenture and the other Financing Documents and Bond Documents (after giving effect to this Seventh Supplemental Indenture) are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable), and there exists no Default or Event of Default, in each case after giving effect to this Seventh Supplemental Indenture.
6.
Representations And Warranties Of Issuer. In order to induce the Trustee to enter into this Seventh Supplemental Indenture, the Issuer hereby represents and warrants that:

(a)
The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.
(b)
The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver this Seventh Supplemental Indenture, to undertake the transactions contemplated by this Seventh Supplemental Indenture and to carry out its obligations hereunder.
(c)
Neither the execution and delivery of this Seventh Supplemental Indenture, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Seventh Supplemental Indenture will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.
(d)
Pursuant to the Seventh Supplement Amending Resolution, the Issuer has duly authorized the execution and delivery of this Seventh Supplemental Indenture.
(e)
When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties hereto, this Seventh Supplemental Indenture shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms; provided, that the enforceability of this Seventh Supplemental Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.
(f)
To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the execution and delivery of this Seventh Supplemental Indenture or in any way contesting the validity or affecting the power of the Issuer with respect to the documents or instruments executed by the Issuer in connection herewith or the existence of the Issuer or the power or the right of the Issuer to enter into this Seventh Supplemental Indenture.
(g)
The Seventh Supplement Amending Resolution was duly passed by the Issuer at a public meeting of the Board of Directors of the Issuer held in accordance with all applicable laws and at which a quorum was present and acting throughout, and the Seventh Supplement Amending Resolution remains in full force and effect and has not been repealed, amended, modified or superseded.

(h)
The Issuer has no knowledge of (i) any existing Event of Default under the Indenture, or (ii) any event, fact or circumstance that, with the passage of time, the giving of notice or both, could constitute an Event of Default under the Indenture.
7.
Conditions Precedent To Effectiveness. This Seventh Supplemental Indenture shall be effective upon the satisfaction of each of the following conditions:

(a)
The Trustee shall have received (i) this Seventh Supplemental Indenture, duly executed by each of the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee, and (ii) the Seventh Supplement Direction and Indemnity, duly executed by the Majority Holders.
(b)
The representations and warranties of the Company Parties contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier), and there shall exist no Default or Event of Default, in each case after giving effect to this Seventh Supplemental Indenture (and the Trustee shall have received a certificate of an Authorized Representative of the Company, the Guarantor and the Pledgor certifying as to the matters set forth in this clause (b)).
(c)
The representations and warranties of the Issuer contained herein shall be true and correct in all material respects (and the Trustee shall have received a certificate of the Issuer certifying as to the matters set forth in this clause (c)).
(d)
The Trustee shall have received an Officer’s Certificate and opinion of Independent Counsel covering such matters as required pursuant to the Indenture and such other matters as are reasonably requested by the Trustee or the Majority Holders.
(e)
The Trustee shall have received a customary legal opinion of Troutman Pepper Locke LLP, counsel to the Company Parties, in form and substance reasonably satisfactory to the Trustee and the Majority Holders.
(f)
The Company shall have reimbursed the Trustee for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP incurred in connection with the review and execution of this Seventh Supplemental Indenture.
(g)
The Trustee shall have received a certificate of the secretary or assistant secretary of each of the Company, the Guarantor and the Pledgor, certifying (i) that attached thereto is a true and complete copy of each organizational document of such applicable party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such applicable party authorizing the execution, delivery and performance of this Seventh Supplemental Indenture and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (iii) as to the incumbency and specimen signature of each officer executing this Seventh Supplemental Indenture or any other document delivered in connection herewith on behalf of such applicable party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (g)).
(h)
The Trustee shall have received a certificate as to the good standing (to the extent such concept is legally recognized in the applicable jurisdiction) of each of the Company, the Guarantor and the Pledgor (in so-called “long-form” if available) as of a recent date, from the Secretary of State of the state of its organization.
(i)
The Trustee shall have received a certificate of the Issuer covering such matters as are reasonably requested by the Trustee or the Majority Holders.
8.
Reference To And Effect Upon The Financing Documents.

(a)
Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents, and all rights of the Trustee and the Holders and all of the obligations of the Company Parties, shall remain in full force and effect. Each of the Company Parties hereby confirms that the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents are in full force and effect and that, as of the date hereof, no Company Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the obligations of the Company Parties pursuant to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents.
(b)
Except as expressly provided herein, the execution, delivery and effectiveness of this Seventh Supplemental Indenture shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Seventh Supplemental Indenture, and the other Financing Documents and Bond Documents, or (ii) amend, modify, or operate as a waiver of any provision of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents or any right, power, or remedy of the Trustee or any Holder.
(c)
From and after the date on which this Seventh Supplemental Indenture shall be effective, (i) all references to the Indenture, the Loan Agreement, or the Guaranty in any Financing Document or Bond Document, shall mean such agreement, as modified hereby, and (ii) the term “Financing Documents” or “Bond Documents” in the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents shall include, without limitation, this Seventh Supplemental Indenture and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)
This Seventh Supplemental Indenture shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document.
9.
Costs And Expenses. Notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents, the Company shall pay promptly after written demand therefor from and after the date of this Seventh Supplemental Indenture all reasonable and documented, out-of-pocket legal costs of the Trustee, in connection with the administration of the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents and any amendments, modifications or waivers thereof and in connection with the enforcement or protection of its rights in connection with the Indenture, the Loan Agreement, the Guaranty, and the other Financing Documents and Bond Documents or in connection with the Bonds, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.
10.
Issuer and Company Party Confirmations. Each of the Issuer and the Company Parties hereby confirm that all actions required to be taken by the Issuer, the Company, the Guarantor, the Pledgor, and the Trustee pursuant to the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents have been taken in accordance with such documents. Each of the Issuer and the Company Parties confirm that entry into this Seventh Supplemental Indenture is permitted under the Indenture, the Loan Agreement, and the other Financing Documents and Bond Documents.
11.
Reaffirmation. Except as expressly modified by this Seventh Supplemental Indenture, each of the Company Parties hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, or any other Financing Document or Bond Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Trustee, and (y) in the case of the Guarantor, the guarantees made by it pursuant to the Guaranty, and (iii) acknowledges and agrees that the grants of security interests and Liens and other obligations and guarantees, as applicable, are, and shall remain, in full force and effect on and after the effective date of this Seventh Supplemental Indenture. Except as specifically modified herein, the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, and the other Financing Documents and Bond Documents and the obligations of the Company Parties thereunder are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
12.
Release. The Company, the Guarantor and the Pledgor (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Trustee, the Holders, and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity, which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Seventh Supplemental Indenture, the other Financing Documents or Bond Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including, but not limited to, any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Seventh Supplemental Indenture, or the other Financing Documents or Bond Documents, or (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Seventh Supplemental Indenture, or the other Financing Documents or Bond Documents or at law or in equity with respect to the Indenture, the Loan Agreement, the Guaranty, the Equity Pledge and Security Agreement, this Seventh Supplemental Indenture, or the other Financing Documents or Bond Documents.
13.
Trustee. For the avoidance of doubt, with respect to all matters contained in this Seventh Supplemental Indenture, the Trustee shall have all rights, protections, indemnities and exculpations set forth in the Indenture, the Loan Agreement, or any other Financing Document or Bond Document, and such rights, protections, indemnities and exculpations are hereby incorporated by reference herein.
14.
GOVERNING LAW; Jurisdiction.

(a)
Governing Law. This Seventh Supplemental Indenture shall be governed exclusively by the applicable laws of the State of Ohio.
(b)
Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Seventh Supplemental Indenture and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the parties hereto and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.
(c)
Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SEVENTH SUPPLEMENTAL

INDENTURE, THE BONDS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.
Headings. Section headings in this Seventh Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Seventh Supplemental Indenture for any other purposes.
16.
Severability. The illegality or unenforceability of any provision of this Seventh Supplemental Indenture or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Seventh Supplemental Indenture or any instrument or agreement required hereunder.
17.
Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Seventh Supplemental Indenture or any other Financing Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ISSUER:
SOUTHERN OHIO PORT AUTHORITY By: /s/ Ryan Brown Name: Ryan Brown Title: Chair, Board of Directors COMPANY: PURECYCLE: OHIO LLC By: /s/ Brad Kalter Name: Brad S. Kalter Title: Secretary
GUARANTOR: PURECYCLE TECHNOLOGIES LLC By: /s/ Brad Kalter Name: Brad S. Kalter Title: Secretary PLEDGOR: PCTO HOLDCO LLC By: /s/ Brad Kalter Name: Brad S. Kalter Title: Secretary

[Signature Page to Seventh Supplemental Indenture]

TRUSTEE:
UMB BANK, N.A., as Trustee By: /s/ Michael G. Slade Name: Michael G. Slade Title: Senior Vice President

[Signature Page to Seventh Supplemental Indenture]

Exhibit A

[comprising]

Exhibit A-2

[to the Limited Waiver and Second Supplemental Indenture]

Form of Liquidity Reserve Excess Funds Request

UMB Bank, N.A., as Trustee
120 South Sixth Street, Suite 1400
Minneapolis, MN 55402
Attention: Michael G. Slade
Email: michael.slade@umb.com

Reference is made to (i) that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Southern Ohio Port Authority (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”), (ii) that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Issuer and PureCycle: Ohio LLC (the “Company”), (iii) that certain Escrow Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Liquidity Reserve Escrow Agreement”), among PureCycle Technologies LLC (the “Guarantor”), the Trustee and U.S. Bank National Association, as escrow agent (the “Liquidity Reserve Escrow Agent”), and (iv) that certain Limited Waiver and Second Supplemental Indenture, dated as of November 8, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Limited Waiver and Second Supplemental Indenture”), among the Issuer, the Company, the Guarantor, the Trustee and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture.

Pursuant to Section 7(b) of the Limited Waiver and Second Supplemental Indenture, the Company and the Guarantor hereby request that the Trustee submit a Recipient Direction to the Liquidity Reserve Escrow Agent pursuant to the Liquidity Reserve Escrow Agreement directing the Liquidity Reserve Escrow Agent to disburse to the Guarantor from the Liquidity Reserve Escrow Fund an amount equal to $[__] (the “Liquidity Reserve Return Amount”). The Liquidity Reserve Return Amount has been calculated by the Company and the Guarantor in compliance with Section 7(b) of the Limited Waiver and Second Supplemental Indenture.

Each of the Company and the Guarantor hereby certifies that (i) no Default or Event of Default has occurred and is continuing, (ii) the required minimum cash amount (calculated pursuant to the terms of the Financing Documents) shall remain in the Liquidity Reserve Escrow Fund after giving effect to the release of funds requested hereby and (iii) as of the date hereof, the Company and the Guarantor are not prohibited from accessing funds in the Liquidity Reserve Escrow Fund pursuant to Section 14 of the Limited Waiver and Second Supplemental Indenture.

Date: [ ], 20[ ]

A-1

PURECYCLE: OHIO LLC

By:

Name:
Title:

PURECYCLE TECHNOLOGIES LLC

By:
Name:
Title:

A-2